AGREEMENT

            Made as of this 22nd day of August, 2012, by and among VANGUARD ADMIRAL FUNDS, VANGUARD BOND INDEX FUNDS, VANGUARD CALIFORNIA TAX-FREE FUNDS, VANGUARD CHARLOTTE FUNDS, VANGUARD CHESTER FUNDS, VANGUARD CMT FUNDS, VANGUARD CONVERTIBLE SECURITIES FUND, VANGUARD EXPLORER FUND, VANGUARD FENWAY FUNDS, VANGUARD FIXED INCOME SECURITIES FUNDS, VANGUARD FLORIDA TAX-FREE FUNDS, VANGUARD HORIZON FUNDS, VANGUARD INDEX FUNDS, VANGUARD INSTITUTIONAL INDEX FUNDS, VANGUARD INTERNATIONAL EQUITY INDEX FUNDS, VANGUARD MALVERN FUNDS, VANGUARD MASSACHUSETTS TAX-EXEMPT FUNDS, VANGUARD MONEY MARKET RESERVES, VANGUARD MONTGOMERY FUNDS, VANGUARD MORGAN GROWTH FUND, VANGUARD MUNICIPAL BOND FUNDS, VANGUARD NEW JERSEY TAX-FREE FUNDS, VANGUARD NEW YORK TAX-FREE FUNDS, VANGUARD OHIO TAX-FREE FUNDS, VANGUARD PENNSYLVANIA TAX-FREE FUNDS, VANGUARD QUANTITATIVE FUNDS, VANGUARD SCOTTSDALE FUNDS, VANGUARD SPECIALIZED FUNDS, VANGUARD STAR FUNDS, VANGUARD TAX-MANAGED FUNDS, VANGUARD TRUSTEES’ EQUITY FUND, VANGUARD VALLEY FORGE FUNDS, VANGUARD VARIABLE INSURANCE FUNDS, VANGUARD WELLESLEY INCOME FUND, VANGUARD WELLINGTON FUND, VANGUARD WHITEHALL FUNDS, VANGUARD WINDSOR FUNDS, AND VANGUARD WORLD FUND (hereinafter collectively referred to as the “Funds”) and THE VANGUARD GROUP, INC., VANGUARD ADVISERS, INC., AND VANGUARD MARKETING CORPORATION (hereinafter collectively referred to as “Vanguard”).

            THIS AGREEMENT is entered into under the following circumstances:

            WHEREAS, Section 17(g) of the Investment Company Act of 1940 (“the Act”) provides that the Securities and Exchange Commission (“SEC”) is authorized to require that the officers and employees of registered management investment companies who, either singly or jointly with others, may have access to the Funds’ assets, be bonded against larceny and embezzlement, and the SEC has promulgated such rules and regulations (“Rule 17g-1”); and

            WHEREAS,  the Funds and Vanguard are named as joint insureds under the terms of a bond or policy of insurance with total coverage of $400,000,000 which insures against larceny and embezzlement by officers and employees (the “Joint Insured Bond”); and

WHEREAS, a majority of the Board of Trustees of the Funds (the “Board”), who are not “interested persons” as defined by Section 2(a)(19) of the Act, have given due consideration to all factors relevant to the form, amount and apportionment of recoveries and premium on the Joint Insured Bond, and the Board has approved the term and amount of the Joint Insured Bond, the portion of the premium payable by each party, and the manner in which recovery on the Joint Insured Bond, if any, shall be shared by and among the parties as set forth below in this Agreement; and

            WHEREAS, the Funds and Vanguard now desire to enter into this Agreement as required by Rule 17g-1(f) of the Act to establish the manner in which recovery on the Joint Insured Bond, if any, shall be shared.

            NOW, THEREFORE, IT IS HEREBY AGREED by and among the parties as follows:

1.                  ALLOCATION OF PREMIUMS

                        The annual premium shall be allocated among the Vanguard Funds, based on relative net assets, in accordance with a Board-approved methodology, and expensed monthly over the term of the Joint Insured Bond.

2.                  ALLOCATION OF RECOVERIES

                        A.        In the event of a separate loss or losses under the Joint Insured Bond, the party suffering a loss or losses shall be entitled to be indemnified up to the full amount of the Joint Insured Bond.

                        B.        If more than one party is damaged in a single loss or occurrence for which recovery is received under the Joint Insured Bond, each such party shall receive that portion of the recovery which represents the loss sustained by that party, unless the recovery is inadequate to fully indemnify each party sustaining a loss.

                        C.        If the recovery is inadequate to fully indemnify each party sustaining a loss, the recovery shall be allocated among the parties as follows:

                                    (i)         Each party sustaining a loss shall be allocated an amount equal to the lesser of its actual loss or at least equal to the amount which it would have received had it provided and maintained a single insured bond with the minimum coverage as set forth in Exhibit A as attached.

                                    (ii)        The remaining portion of the recovery shall be allocated to each party sustaining a loss not fully indemnified by the allocation under subparagraph (i) above, in ratio of the premium paid by each such party to the premium paid by all parties.

3.         BOND COVERAGE REQUIRED

                        Each party has determined the minimum amount of fidelity bond coverage deemed appropriate to be maintained.  This amount is set forth in Exhibit A and each Fund represents and warrants to each of the other parties that the minimum amount of coverage required by Rule 17g-1(d)(1) is not more than reflected in Exhibit A.  Each Fund further agrees that its minimum coverage shall not be less than the minimum coverage required by Rule 17g-1(d)(1).

            4.         This Agreement shall apply to the present fidelity bond coverage and any renewal or replacement thereof and shall continue until terminated by any party that provides 60 days’ written notice to the other parties.

            5.         Any dispute arising under this Agreement shall be submitted to arbitration under the Rules of the American Arbitration Association and the decision rendered therein shall be final and binding upon the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed on their behalf by their duly authorized officers as of the date first written above.

            VANGUARD ADMIRAL FUNDS

            VANGUARD BOND INDEX FUNDS

            VANGUARD CALIFORNIA TAX-FREE FUNDS

            VANGUARD CHARLOTTE FUNDS

            VANGUARD CHESTER FUNDS

            VANGUARD CMT FUNDS

            VANGUARD CONVERTIBLE SECURITIES FUND

            VANGUARD EXPLORER FUND

            VANGUARD FENWAY FUNDS

            VANGUARD FIXED INCOME SECURITIES FUNDS

            VANGUARD FLORIDA TAX-FREE FUNDS

            VANGUARD HORIZON FUNDS

            VANGUARD INDEX FUNDS

            VANGUARD INSTITUTIONAL INDEX FUNDS

            VANGUARD INTERNATIONAL EQUITY INDEX FUNDS

            VANGUARD MALVERN FUNDS

            VANGUARD MASSACHUSETTS TAX-EXEMPT FUNDS

            VANGUARD MONEY MARKET RESERVES

            VANGUARD MONTGOMERY FUNDS

            VANGUARD MORGAN GROWTH FUND

            VANGUARD MUNICIPAL BOND FUNDS

            VANGUARD NEW JERSEY TAX-FREE FUNDS

            VANGUARD NEW YORK TAX-FREE FUNDS

            VANGUARD OHIO TAX-FREE FUNDS

            VANGUARD PENNSYLVANIA TAX-FREE FUNDS

            VANGUARD QUANTITATIVE FUNDS

            VANGUARD SCOTTSDALE FUNDS

            VANGUARD SPECIALIZED FUNDS

            VANGUARD STAR FUNDS

            VANGUARD TAX-MANAGED FUNDS

            VANGUARD TRUSTEES’ EQUITY FUNDS

            VANGUARD VARIABLE INSURANCE FUNDS

            VANGUARD VALLEY FORGE FUNDS

            VANGUARD WELLESLEY INCOME FUND

            VANGUARD WELLINGTON FUND

            VANGUARD WHITEHALL FUNDS

            VANGUARD WINDSOR FUNDS

            VANGUARD WORLD FUND

                                                                             /s/ Heidi Stam

By:               ______________________________

                                                                              Heidi Stam, Secretary

                     /s/ Natalie Bej

Attest:          _______________________________

                                                                               Natalie Bej, Assistant Secretary

THE VANGUARD GROUP, INC.

By:               /s/ Heidi Stam

                     ______________________________

                                                                              Heidi Stam, Managing Director, General Counsel, and Secretary

Attest:          /s/ Michael L. Kimmel

                       _______________________________

                                                                              Michael L. Kimmel, Assistant Secretary

VANGUARD ADVISERS, INC.

                                                                              /s/ Michael L. Kimmel

By:               ______________________________

                                                                              Michael L. Kimmel, Secretary

Attest:          /s/ Caroline Cosby

                       _______________________________

                                                                              Caroline Cosby, Assistant Secretary

VANGUARD MARKETING CORPORATION

By:               /s/ Michael L. Kimmel

                     ______________________________

                                                                              Michael L. Kimmel, Secretary

Attest:          /s/ Caroline Cosby

                       _______________________________

                                                                              Caroline Cosby, Assistant Secretary

EXHIBIT A

Rule 17g-1

Minimum Bond Requirements

As of 5/31/2012

Fund/Portfolio Name	Net Assets	Bond Requirement

Vanguard Admiral Funds
Admiral Treasury Money Market Fund	13,759,538,302	2,500,000
S&P 500 Growth Index Fund	76,416,301	450,000
S&P 500 Value Index Fund	40,059,422	350,000
S&P Mid-Cap 400 Growth Index Fund	99,480,046	450,000
S&P Mid-Cap 400 Index Fund	112,402,003	525,000
S&P Mid-Cap 400 Value Index Fund	48,892,710	350,000
S&P Small-Cap 600 Growth Index Fund	16,572,494	225,000
S&P Small-Cap 600 Index Fund	109,213,864	525,000
S&P Small-Cap 600 Value Index Fund	15,246,285	225,000
Vanguard Bond Index Funds
Inflation-Protected Securities Fund	42,813,590,984	2,500,000
Intermediate-Term Bond Index Fund	15,559,014,801	2,500,000
Long-Term Bond Index Fund	5,612,250,358	2,500,000
Short-Term Bond Index Fund	24,650,626,203	2,500,000
Total Bond Market Index Fund	110,086,346,829	2,500,000
Total Bond Market II Index Fund	55,577,214,353	2,500,000
Vanguard CMT Funds
Market Liquidity Fund	30,604,832,138	2,500,000
Municipal Cash Management Fund	3,539,844,249	2,300,000
Vanguard California Tax-Free Funds
CA Intermediate-Term Tax-Exempt Fund	6,249,723,807	2,500,000
CA Long-Term Tax-Exempt Fund	2,901,319,992	1,900,000
CA Tax-Exempt Money Market Fund	3,965,363,942	2,300,000
Vanguard Charlotte Funds
Total International Bond Index Fund	0	50,000
Emerging Markets Government Bond Index Fund	0	50,000

Vanguard Chester Funds
PRIMECAP Fund	27,670,959,213	2,500,000
Target Retirement Income Fund	8,498,976,865	2,500,000
Target Retirement 2010 Fund	5,565,015,994	2,500,000
Target Retirement 2015 Fund	15,226,202,515	2,500,000
Target Retirement 2020 Fund	13,999,040,812	2,500,000
Target Retirement 2025 Fund	17,624,945,708	2,500,000
Target Retirement 2030 Fund	10,807,553,150	2,500,000
Target Retirement 2035 Fund	12,282,702,617	2,500,000
Target Retirement 2040 Fund	6,756,281,555	2,500,000
Target Retirement 2045 Fund	6,960,959,344	2,500,000
Target Retirement 2050 Fund	2,870,820,487	1,900,000
Target Retirement 2055 Fund	270,331,806	750,000
Target Retirement 2060 Fund	17,963,887	225,000
Vanguard Convertible Securities Fund	1,614,564,414	1,500,000
Vanguard Explorer Fund	8,926,934,987	2,500,000
Vanguard Fenway Funds
Equity Income Fund	7,884,060,552	2,500,000
Growth Equity Fund	730,912,563	900,000
PRIMECAP Core Fund	4,509,757,526	2,500,000
Vanguard Fixed Income Securities Funds
GNMA Fund	39,246,186,243	2,500,000
High-Yield Corporate Fund	16,966,385,691	2,500,000
Intermediate-Term Investment-Grade Fund	17,394,289,388	2,500,000
Intermediate-Term Treasury Fund	6,492,364,961	2,500,000
Long-Term Investment-Grade Fund	12,047,540,036	2,500,000
Long-Term Treasury Fund	3,847,075,318	2,300,000
Short-Term Federal Fund	5,755,938,418	2,500,000
Short-Term Investment-Grade Fund	39,423,197,068	2,500,000
Short-Term Treasury Fund	6,400,876,205	2,500,000
Vanguard Florida Tax-Free Funds
Florida Long-Term Tax-Exempt Fund	948,665,964	1,000,000
Vanguard Horizon Funds
Capital Opportunity Fund	7,058,773,956	2,500,000
Global Equity Fund	3,546,289,289	2,300,000
Strategic Equity Fund	3,072,959,717	2,100,000
Strategic Small-Cap Equity Fund	239,690,216	600,000

Vanguard Index Funds
500 Index Fund	107,583,348,149	2,500,000
Extended Market Index Fund	21,291,109,151	2,500,000
Growth Index Fund	23,400,951,812	2,500,000
Large-Cap Index Fund	5,480,799,053	2,500,000
Mid-Cap Growth Index Fund	2,454,745,350	1,700,000
Mid-Cap Index Fund	28,553,208,460	2,500,000
Mid-Cap Value Index Fund	1,741,711,818	1,500,000
Small-Cap Growth Index Fund	8,522,802,984	2,500,000
Small-Cap Index Fund	24,405,337,267	2,500,000
Small-Cap Value Index Fund	6,745,505,786	2,500,000
Total Stock Market Index Fund	181,826,822,144	2,500,000
Value Index Fund	15,838,252,382	2,500,000
Vanguard Institutional Index Funds
Institutional Index Fund	104,799,256,915	2,500,000
Institutional Total Stock Market Index Fund	19,431,013,487	2,500,000
Vanguard International Equity Index Funds
Emerging Markets Stock Index Fund	59,785,020,107	2,500,000
European Stock Index Fund	5,641,809,563	2,500,000
FTSE All-World Ex-US Index Fund	11,952,146,883	2,500,000
FTSE All-World Ex-US Small-Cap Index Fund	1,082,297,824	1,250,000
Global ex-U.S. Real Estate Index Fund	363,207,382	750,000
Pacific Stock Index Fund	3,642,849,317	2,300,000
Total World Stock Index Fund	1,680,978,924	1,500,000
Vanguard Malvern Funds
Capital Value Fund	646,550,421	900,000
U.S. Value Fund	503,524,172	900,000
Vanguard Massachusetts Tax-Exempt Funds
Massachusetts Tax-Exempt Fund	1,032,466,779	1,250,000
Vanguard Money Market Reserves
Federal Money Market Fund	4,243,297,834	2,500,000
Prime Money Market Fund	113,275,269,703	2,500,000
Vanguard Montgomery Funds
Market Neutral Fund	200,964,320	600,000
Vanguard Morgan Growth Fund	8,690,442,833	2,500,000
Vanguard Municipal Bond Funds
High-Yield Tax-Exempt Fund	7,217,853,885	2,500,000
Intermediate-Term Tax-Exempt Fund	35,250,539,178	2,500,000
Limited-Term Tax-Exempt Fund	15,875,066,297	2,500,000
Long-Term Tax-Exempt Fund	7,881,073,400	2,500,000
Short-Term Tax-Exempt Fund	11,456,604,015	2,500,000
Tax-Exempt Money Market Fund	16,914,337,965	2,500,000

Vanguard New Jersey Tax-Free Funds
NJ Long-Term Tax-Exempt Fund	2,071,364,083	1,700,000
NJ Tax-Exempt Money Market Fund	1,821,755,777	1,500,000
Vanguard New York Tax-Free Funds
NY Long-Term Tax-Exempt Fund	3,276,176,398	2,100,000
NY Tax-Exempt Money Market Fund	2,703,133,701	1,900,000
Vanguard Ohio Tax-Free Funds
OH Long-Term Tax-Exempt Fund	959,418,167	1,000,000
OH Tax- Exempt Money Market Fund	614,072,544	900,000
Vanguard Pennsylvania Tax-Free Funds
PA Long-Term Tax-Exempt Fund	3,155,733,110	2,100,000
PA Tax- Exempt Money Market Fund	2,531,940,528	1,900,000
Vanguard Quantitative Funds
Growth and Income Fund	4,022,363,462	2,500,000
Structured Broad Market Fund	348,727,156	750,000
Structured Large-Cap Equity Fund	457,511,255	750,000
Vanguard Scottsdale Funds
Explorer Value Fund	119,089,335	525,000
Intermediate-Term Corporate Bond Index Fund	2,447,031,647	1,700,000
Intermediate-Term Government Bond Index Fund	285,798,034	750,000
Long-Term Corporate Bond Index Fund	846,419,870	1,000,000
Long-Term Government Bond Index Fund	165,910,192	600,000
Mortgage-Backed Securities Index Fund	208,474,445	600,000
Russell 1000 Growth Index Fund	507,369,130	900,000
Russell 1000 Index Fund	354,484,699	750,000
Russell 1000 Value Index Fund	387,934,649	750,000
Russell 2000 Growth Index Fund	57,304,006	400,000
Russell 2000 Index Fund	246,611,860	600,000
Russell 2000 Value Index Fund	11,596,018	200,000
Russell 3000 Index Fund	130,287,877	525,000
Short-Term Corporate Bond Index Fund	3,366,345,558	2,100,000
Short-Term Government Bond Index Fund	236,998,008	600,000
Vanguard Specialized Funds
Dividend Appreciation Index Fund	13,193,687,029	2,500,000
Dividend Growth Fund	9,939,393,826	2,500,000
Energy Fund	10,891,529,039	2,500,000
Health Care Fund	21,474,424,518	2,500,000
Precious Metals and Mining Fund	3,105,127,908	2,100,000
REIT Index Fund	24,336,977,078	2,500,000

Vanguard STAR Funds
Developed Markets Index Fund	10,427,999,360	2,500,000
LifeStrategy Conservative Growth Fund	6,836,250,147	2,500,000
LifeStrategy Growth Fund	7,390,254,403	2,500,000
LifeStrategy Income Fund	2,589,300,296	1,900,000
LifeStrategy Moderate Growth Fund	8,220,806,715	2,500,000
STAR Fund	13,993,524,921	2,500,000
Total International Stock Index Fund	63,114,032,255	2,500,000
Vanguard Tax-Managed Funds
Tax-Managed Balanced Fund	892,162,234	1,000,000
Tax-Managed Capital Appreciation Fund	3,759,056,823	2,300,000
Tax-Managed Growth and Income Fund	2,356,356,305	1,700,000
Tax-Managed International Fund	9,122,637,796	2,500,000
Tax-Managed Small-Cap Fund	2,094,793,246	1,700,000
Vanguard Trustees' Equity Fund
Diversified Equity Fund	1,156,873,167	1,250,000
International Value Fund	5,801,143,435	2,500,000
Emerging Markets Select Stock Index Fund	87,993,847	450,000
Vanguard Valley Forge Funds
Balanced Index Fund	15,874,207,244	2,500,000
Managed Payout Growth Focus Fund	62,633,961	400,000
Managed Payout Growth and Distribution Fund	315,021,721	750,000
Managed Payout Distribution Focus Fund	513,625,933	900,000
Vanguard Variable Insurance Fund
Balanced Portfolio	1,519,527,527	1,500,000
Capital Growth Portfolio	368,125,585	750,000
Conservative Allocation Portfolio	28,168,530	300,000
Diversified Value Portfolio	755,477,866	1,000,000
Equity Income Portfolio	593,063,005	900,000
Equity Index Portfolio	2,219,620,866	1,700,000
Growth Portfolio	290,846,852	750,000
High Yield Bond Portfolio	460,569,681	750,000
International Portfolio	1,505,278,052	1,500,000
Mid-Cap Index Portfolio	779,392,337	1,000,000
Moderate Allocation Portfolio	33,398,753	300,000
Money Market Portfolio	1,129,878,050	1,250,000
REIT Index Portfolio	573,045,204	900,000
Short-Term Investment-Grade Portfolio	1,001,052,774	1,250,000
Small Company Growth Portfolio	868,787,318	1,000,000
Total Bond Market Index Portfolio	2,591,389,106	1,900,000
Total Stock Market Index Portfolio	813,091,546	1,000,000
Vanguard Wellesley Income Fund	29,254,528,511	2,500,000
Vanguard Wellington Fund	59,269,605,956	2,500,000

Vanguard Whitehall Funds
High Dividend Yield Index Fund	4,658,323,673	2,500,000
International Explorer Fund	1,729,804,943	1,500,000
Mid-Cap Growth Fund	2,050,760,686	1,700,000
Selected Value Fund	4,006,030,822	2,500,000
Vanguard Windsor Funds
Windsor Fund	11,699,020,372	2,500,000
Windsor II Fund	34,588,492,368	2,500,000
Vanguard World Fund
Consumer Discretionary Index Fund	513,705,436	900,000
Consumer Staples Index Fund	1,109,300,186	1,250,000
Energy Index Fund	1,897,597,721	1,500,000
Extended Duration Treasury Index Fund	784,354,707	1,000,000
FTSE Social Index Fund	775,306,483	1,000,000
Financials Index Fund	534,452,480	900,000
Health Care Index Fund	878,080,680	1,000,000
Industrials Index Fund	480,552,001	750,000
Information Technology Index Fund	2,370,402,072	1,700,000
International Growth Fund	15,592,882,907	2,500,000
Materials Index Fund	721,398,910	900,000
Mega Cap 300 Growth Index Fund	766,150,683	1,000,000
Mega Cap 300 Index Fund	691,450,324	900,000
Mega Cap 300 Value Index Fund	477,351,847	750,000
Telecommunication Services Index Fund	401,915,421	750,000
U.S. Growth Fund	3,749,288,916	2,300,000
Utilities Index Fund	1,363,627,695	1,250,000

TOTALS	1,954,686,094,676	308,275,000